EXHIBIT 10.1

AMENDMENT AGREEMENT
TO
PURCHASE AGREEMENT

THIS AMENDMENT AGREEMENT TO PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of March 14, 2006 between AVANT Immunotherapeutics, Inc., a Delaware corporation (“AVANT”), and PRF Vaccine Holdings LLC, a Delaware limited liability company (“PRF”), an Affiliate of Paul Royalty Fund II, L.P., a Delaware limited partnership.

RECITALS

A.                                   AVANT and PRF entered into that certain Purchase Agreement dated as of May 16, 2005 (the “Purchase Agreement”).

B.                                     Section 5.04 of the Purchase Agreement permits AVANT and PRF, among other things, to disclose Confidential Information to certain third parties subject to certain conditions set forth therein.

C.                                     PRF desires to enter into discussions with prospective investors and other financing parties and in connection therewith desires to amend the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth, the sufficiency of which is hereby acknowledged, the parties to this Amendment mutually agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

ARTICLE 2

AMENDMENT OF PURCHASE AGREEMENT

Effective from and after the date hereof, the Purchase Agreement shall be amended as follows:

2.1                                 The text of Section 2.03(a)(iii) is hereby amended by deleting it in its entirety and replacing it with the following phrase: “the E.U. Commercial Launch Payment on March 17, 2006; and”.

2.2                                 The text of Section 5.04(a) is hereby amended by deleting the phrase “or (iv)” in the first sentence thereof and replacing it with the phrase “(iv)” and is further amended by adding to the end of the first full sentence in Section 5.04(a) the following: “or (v) is disclosed to third parties in order to comply with any law, rule, regulation or legal process or pursuant to requests of Regulatory Agencies having oversight over them”.

2.3                                 The second sentence of Section 5.04(a) is hereby amended by deleting it in its entirety and replacing it with the following:

“Notwithstanding the foregoing, AVANT and PRF may disclose such information to their actual and potential partners, directors, employees, managers, officers, investors, co-investors, financing parties, bankers, advisors, trustees, affiliates, permitted assigns and representatives on a need-to-know basis, provided, that such Persons shall be informed of the confidential nature of such information and shall agree in writing to keep such information confidential pursuant to this Section 5.04(a), and provided further that the parties may mutually agree on additional provisions regarding confidentiality, terms of such confidentiality and the treatment of any such information disclosed to third parties as contemplated by this Section 5.04(a) as either of them may reasonably request of the other to effect a transaction regarding its rights and obligations under this Agreement and the other Transaction Documents.”

ARTICLE 3

GENERAL TERMS

3.1                                 Except as amended hereby, the Purchase Agreement shall remain in full force and effect.

3.2                                 This Amendment shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof (other than the provisions of Section 5-1401 of the General Obligations Law of the State of New York).

3.3                                 This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AVANT Immunotherapeutics, Inc.

By:	/s/ Una S. Ryan
Name: Una S. Ryan, Ph.D.
Title: President & CEO

PRF Vaccine Holdings LLC

By:	PRF Vaccine Acquisition LLC,
its Manager

By:	Paul Capital Royalty Management, LLC,
its Manager

By:	Paul Capital Advisors, L.L.C.,
its Manager

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Partner